EXHIBIT 21.1

                                  SUBSIDIARIES

As of September 1, 2009, the following were the Registrant's significant operating Subsidiaries (excepted as disclosed):


Name:   Global Hotline, Inc.

Country of Organization:   Japan

Percent Ownership by Registrant:   100.0% by IA Global, Inc.


Name:   Asia Premier Executive Suites Inc. and Shift Resources Inc. ("Shift"),
companies who have now been merged into a single organization and operate as Global Hotline Philippines Inc.

Country of Organization:   Philippines

Percent Ownership by Registrant:   100.0% by IA Global, Inc.


Name:   IA Global Japan Co Ltd

Country of Organization:   Japan

Percent Ownership by Registrant:   100.0% by IA Global, Inc.


Name:   Inforidge Co Ltd

Country of Organization:   Japan

Percent Ownership by Registrant:   100.0% by Global Hotline, Inc.


Name:   IA Partners Co Ltd

Country of Organization:   Japan

Percent Ownership by Registrant:   100.0% by Global Hotline, Inc.


Name:   SG Telecom, Inc.

Country of Organization:   Japan

Percent Ownership by Registrant:   100.0% by Global Hotline, Inc.